Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-118941, No. 333-108359,
No. 333-101165 and No. 333-100023 and Form S-8 No. 333-83872) of Inergy, L.P. and the related Prospectuses and the Registration Statement (Form S-3 No. 333-118941-02) of Inergy Finance Corp. and the related Prospectus of our report dated December 16, 2004, with respect to the balance sheet of Inergy GP, LLC included in this Current Report on Form 8-K dated December 16, 2004.

/s/ ERNST & YOUNG LLP

Kansas City, Missouri

December 16, 2004